Exhibit 1.1

Execution Version

CREE, INC.

Up to $500,000,000 Aggregate Sales Price of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: February 11, 2021

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries of the Company
Exhibit E-1	–	Form of Opinion of Company Counsel
Exhibit E-2	–	Form of Opinion of North Carolina Company Counsel
Exhibit F	–	Officer’s Certificate
Exhibit G	–	Issuer Pricing Free Writing Prospectus

ii

Cree, Inc.

Up to $500,000,000 Aggregate Sales Price of Common Stock

EQUITY DISTRIBUTION AGREEMENT

February 11, 2021

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

BofA Securities Inc.

Canaccord Genuity LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Truist Securities, Inc.

Ladies and Gentlemen:

Cree, Inc., a North Carolina corporation (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc. (each, a “Manager” and, collectively, the “Managers”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Managers, acting as agents and/or principals, shares (the “Securities”) of the Company’s common stock, par value $0.00125 per share (the “Common Stock”), having an aggregate sale price of up to $500,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Managers shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Managers will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to the Managers as principals it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-253001), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth,

the Company and the Managers agree that the Company may from time to time seek to sell Securities through a designated Manager, acting as sales agent (the “Designated Manager”), or directly to any of the Managers acting as principal, as follows:

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Designated Manager by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Manager set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Designated Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Designated Manager will, as reasonably promptly as practicalon the business day following the business day on which such Placement Notice is delivered to the Designated Manager, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Designated Manager set forth on Exhibit B setting forth the terms that the Designated Manager is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Manager until the Company delivers to the Designated Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Designated Manager set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Manager’s acceptance of the terms of the Placement Notice or upon receipt by the Designated Manager of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Managers in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C, except in the case of a sale of Securities directly to one or more Managers as principal(s), in which case the Company and such one or more Managers will enter into a separate written agreement relating to the terms and conditions of such sale including in respect of fees. It is expressly acknowledged and agreed that neither the Company nor the Managers will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Designated Manager and either (i) the Designated Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Managers.

Subject to the provisions of Section 6(a), each Manager, at any time it is the Designated Manager, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Designated Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Managers pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Managers (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Manager may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Manager may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Manager will be successful in selling Placement Shares, and (ii) the Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4. Suspension of Sales. The Company or the Designated Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to the Managers as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Managers, as follows:

(1)    Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Managers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Managers’ respective names (the “Manager Information”).

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Managers (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Managers specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act) was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)    Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3)    Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act.

(4)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement or the Prospectus presented fairly the information required to be stated therein; and other financial information included or incorporated by reference in each of the Registration Statement and Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.

(5)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement and the Prospectus and in each case except as otherwise disclosed, or incorporated by reference, in each of the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of the Company’s Common Stock upon exercise of stock options or vesting of awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, each of the Registration Statement and the Prospectus), material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that in either case would be required to be reported on a Form 8-K that has not been so reported in a timely manner prior to the date of this Agreement.

(6)    Organization and Good Standing. The Company and each of its subsidiaries set forth on Exhibit D hereto (the “Significant Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all requisite power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on, or involve a prospective material adverse effect on, the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not have any “significant subsidiaries” (within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act) other than the Significant Subsidiaries.

(7)    Authorization of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Securities and to perform its obligations hereunder; and all action required to be taken for the authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(8)    Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Managers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Securities being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Securities being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance.

(9)    Description of Securities. The Common Stock and the Company’s articles of incorporation and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(10)    No Violation or Default. None of the Company or any of its Significant Subsidiaries is (i) in violation of its articles of incorporation or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(11)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Securities and the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(12)    Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(13)    Absence of Proceedings. Except as described in each of the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material

Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(14)    Possession of Intellectual Property. Except as disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses does not infringe, misappropriate or otherwise conflict with any Intellectual Property Rights of others, (ii) the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any Intellectual Property Rights of others, (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringes, misappropriates or otherwise conflicts with the Intellectual Property Rights of others, (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or notice of claim by others challenging the validity or enforceability of any Intellectual Property Rights that are material to the conduct of the businesses of the Company and its subsidiaries as currently conducted and (v) none of the patents owned by the Company or any of its subsidiaries has been adjudged to be invalid or unenforceable in whole or in part. For purposes of this Paragraph (15), the term “to the Company’s knowledge” includes without limitation, the knowledge of the Company’s chief legal officer.

(15)    Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Common Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Company of this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act and the Exchange Act or such as may be required under state securities laws.

(16)    Possession of Licenses and Permits. Except as disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and, to the Company’s knowledge, have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement and the Prospectus, and neither the Company nor any of its subsidiaries has received written notice of any proceedings related to revocation or modification of any such license, certificate, permit or authorization.

(17)    Title to Property.  The Company and its subsidiaries have good and marketable title in fee simple (in the case of owned real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(18)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(19)    Environmental Laws. Except as described in each of the Registration Statement and the Prospectus, (i) the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (as such terms are defined in Paragraph (21) below) (collectively, “Environmental Laws”), except where the failure to comply with such Environmental Laws would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, except where the failure to receive any such permits, licenses, certificates or other authorizations or approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (c) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice that could reasonably be expected to have a Material Adverse Effect; (ii) there are no costs or liabilities associated with any violation by the Company or its subsidiaries of Environmental Laws, except for any costs or liabilities as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) there are no claims or proceedings that are pending against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party; and (iv) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect.

(20)    Hazardous Materials.  To the knowledge of the Company, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to result in any liability for which the Company or any of its subsidiaries is or could reasonably be expected to be liable under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(21)    Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(22)    Nasdaq. The outstanding shares of Common Stock and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on Nasdaq, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(23)    Tax Returns. Except as disclosed in the Registration Statement and the Prospectus and except for any failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Significant Subsidiaries have paid all federal, state, local and foreign taxes due and payable by them through the date hereof, except for any taxes being contested in good faith by appropriate proceedings for which reserves have been established in accordance with generally accepted accounting principles; (ii) the Company and each of its Significant Subsidiaries have filed all tax returns required to be filed through the date hereof (taking into account valid extensions); and (iii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(24)    Insurance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate in accordance with the Company’s reasonable business judgment to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) received written notice from any insurer that such insurer will not be able to renew existing insurance coverage as and when such coverage expires.

(25)    Disclosure Controls. The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to provide a reasonable level of assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to provide a reasonable level of assurance that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(26)    Accounting Controls. The Company and its consolidated subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officer, or persons performing similar functions at each subsidiary, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act as of June 28, 2020, or to the knowledge of the Company as of the date hereof, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(27)     Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(28)    Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Managers as principals or agents for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Managers.

(29)    Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(30)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(31)    No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(32)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(33)    No Conflicts with Sanction Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Manager, advisor, investor or otherwise) of Sanctions.

(34)    Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Prospectus that have not been described as required.

(35)    ERISA. Except as disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period).

(36)     No Other Contracts. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(37)    Proprietary Trading by the Managers. The Company acknowledges and agrees that the Managers have informed the Company that the Managers may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for their own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Managers in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(38)    FINRA Matters. All of the information provided to the Managers or to counsel for the Managers by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 5110 or 5121 is true, complete and correct in all material respects. To the knowledge of the Company, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Company has any association with any FINRA member.

(39)    No Prohibition on Dividends by Subsidiaries. Except as set forth in the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.

(40)    Cyber Security. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and (ii) to the knowledge of the Company, the IT Systems are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware, viruses, disabling code and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or that have been remedied without material cost or liability or the duty to notify any other person, nor have there been any incidents under internal review or investigations related to the same, except for any such incidents or investigations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Managers or to counsel for the Managers shall be deemed a representation and warranty by the Company to the Managers as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Managers; Settlement.

(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Manager’s acceptance of the terms of a Placement Notice or upon receipt by the Designated Manager of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Manager, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Designated Manager will be successful in selling Placement Securities, (ii) the Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6, (iii) no Manager shall be under no obligation to purchase

Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by a Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable), and (iv) none of the activities of the Managers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers with respect to any entity or natural person.

(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Managers at which such Placement Securities were sold, after deduction for (i) any commission, discount or other compensation for such sales payable to the Managers by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Managers hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting such Designated Manager’s or its designee’s account (provided such Designated Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold each applicable Designated Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Managers any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)    Denominations; Registration. The Company shall deliver the Securities through the facilities of the Depository Trust Company unless the Designated Manager shall otherwise instruct. If the Designated Manager instructs the Company that any Securities are to be issued in certificated form, certificates for such Securities shall be in such denominations and registered in such names as the Designated Manager may request in writing at least one full business day before the Settlement Date. Any such certificates for the Securities will be made available for examination and packaging by the Designated Manager in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Designated Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Designated Manager in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(f)    Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct the Designated Manager to offer or sell, any Securities through the Designated Manager as agent (and, by notice to the Designated Manager given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and the Designated Manager shall not be obligated to make any such offer or sale of Securities, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

SECTION 7. Covenants of the Company. The Company covenants with the Managers as follows:

(a)    Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Managers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Managers (provided, however, that the failure of the Managers to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Managers’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto (provided, however, that the failure of the Managers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Manages’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)    Notice of Commission Stop Orders. The Company will advise the Managers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings by the Commission for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Managers and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration

Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Designated Manager to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Designated Manager to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Managers, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Managers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Managers under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on Nasdaq.

(i)    Filings with the Nasdaq. The Company will timely file with the Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. The Company will not, without (i) giving the Designated Manager at least five (5) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Designated Manager suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Designated Manager in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock to be offered and sold through the Designated Manager pursuant to this Agreement, (y) Common Stock issuable pursuant to any Company’s dividend reinvestment plan, as may be amended or replaced from time to time, and (z) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Managers may reasonably request.

(n)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Managers, the Net Proceeds to the Company and the compensation payable by the Company to the Managers with respect to such Placement Securities.

(o)    Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1)    each time the Company:

(i)    files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement (but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities);

(ii)    files an annual report on Form 10-K under the Exchange Act;

(iii)    files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)    files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2)    at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Managers with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Managers with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Managers sell any Placement Securities, the Company shall provide the Managers with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p)    Legal Opinion and Negative Assurance Letter of Counsel for the Company. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Managers (i) a written opinion and negative assurance letter of Latham & Watkins LLP (“Company Counsel”), or other counsel reasonably satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion and negative assurance letter are required to be delivered, substantially similar to the forms attached hereto as Exhibit E-1 and (ii) a written opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., or other North Carolina counsel reasonably satisfactory to the Managers (“North Carolina Company Counsel”), in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E-2, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included, or incorporated by reference, in the Registration Statement or the Prospectus) to furnish the Managers letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)    Opinion and Negative Assurance Letter of Counsel for the Managers. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Managers shall have received the favorable written opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Managers, dated such date, with respect to such matters as the Manager may reasonably request.

(s)    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t)    Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u)    Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v)    Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Managers in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Managers in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Managers as principal or agent hereunder.

(y)    Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(z)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Managers and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(aa)    Registration Statement Obligations. At any time before or after the third anniversary of the initial effective date of the Registration Statement, the Company may file a new registration statement (a “Replacement Registration Statement”) with the Commission and a prospectus supplement (the “Replacement Prospectus”), in form and substance reasonably satisfactory to the Managers. The Company shall promptly notify the Managers in writing of the effectiveness of the Replacement Registration Statement and the filing of the Replacement Prospectus and, following delivery of such notice, references herein to the “Registration Statement” and “Prospectus” shall refer to such Replacement Registration Statement and Replacement Prospectus, as applicable, in lieu of the Registration Statement and Prospectus as defined herein or any predecessor Replacement Registration Statement and Replacement Prospectus, as the case may be.

SECTION 8. Payment of Expenses.

(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Managers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Managers, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Managers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof (including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto not to exceed $5,000), (vi) the printing and delivery to the Managers of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Managers to investors, (vii) the preparation, printing and delivery to the Managers of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Managers in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $5,000), (x) the fees and expenses incurred in connection with the listing of the Placement Securities on Nasdaq, and (xi) the disbursements of counsel for the Managers in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Securities having an aggregate offering price of $50,000,000 or more have not been offered and sold under this Agreement by August 11, 2022 (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Managers for up to $150,000 of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers incurred by the Managers in connection with the transactions contemplated by this Agreement (the “Expenses”). If the Expenses exceed $150,000, each Manager shall be responsible for its pro rata share of the Expenses over $150,000. The Expenses shall be due and payable by the Company to the Managers within five (5) business days of the Determination Date.

(b)    Termination of Agreement. If this Agreement is terminated by the Managers in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse the Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers.

SECTION 9. Conditions of the Managers’ Obligations. The obligations of the Managers hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. The Managers shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Managers’ reasonable opinion is material, or omits to state a fact that in the Managers’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been a Material Adverse Effect on the Company.

(e)    Opinions and Negative Assurance Letter of Counsel for Company. The Managers shall have received the favorable opinions and negative assurance letter of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions are required pursuant to Section 7(p).

(f)    Opinion and Negative Assurance Letter of Counsel for the Managers. The Managers shall have received the favorable opinion and 10b-5 statement of Counsel for the Managers, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions are required pursuant to Section 7(p).

(g)    Representation Certificate. The Managers shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(h)    Accountant’s Comfort Letter. The Managers shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(i)    Approval for Listing. The Placement Securities shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on Nasdaq at, or prior to, the issuance of any Placement Notice.

(j)    No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, if applicable.

(k)    No Suspension. Trading in the Securities shall not have been suspended on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade.

(l)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(m)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(n)    Termination of Agreement. If any condition specified in this Section 9 (except for subsection (f)) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Managers by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 15 and 23 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless the Managers, their respective affiliates (as such term is defined in Rule 501(b) of the Securities Act), and each person, if any, who control the Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Information.

(b)    Indemnification by the Managers. The Managers agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Manager Information.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Managers and each person, if any, who control the Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Managers; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Managers and each person, if any, who control the Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for reasonable, documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice in writing of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Managers on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and the Managers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Managers, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Managers shall not be required to contribute any amount in excess of the commissions received by it under this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who control the Managers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Managers, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or a controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Managers.

SECTION 13. Termination of Agreement.

(a)    Termination; General. The Managers may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, a Material Adverse Effect on the Company, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Managers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission, or if trading generally on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)    Termination by the Managers. The Managers shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 15 and Section 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it by email to n2reynolds@cree.com, ksteffen@cree.com and bkohn@cree.com with a copy by email to Legal.Department@cree.com and with a copy by mail at 4600 Silicon Drive, Durham, North Carolina 27703, fax no. (919) 407-5456), Attention: General Counsel. Notices to the Managers shall be given to:

Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, fax no. (212) 214-5918, Attention of Equity Syndicate Department;

BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: Equity Syndicate Department, email: bmoprospectus@bmo.com; and with a copy to the Legal Department, fax: (212) 702-1205;

BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: ATM Execution Group, Email: dg.atm.execution@bofa.com; with a copy to: fax no.: (212) 230-8730, Attention: ECM Legal, New York, New York 10036;

Canaccord Genuity LLC, 99 High Street, Suite 1200, Boston, MA 02110, Attention: ECM, General Counsel;

Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax no.: (646) 291-1469;

Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd floor, New York, New York 10010, Attention: Prospectus Department;

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department;

Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 1003, Attention: Equity Syndicate, Fax No.: (212) 507-4075; and

Truist Securities, Inc., Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate, fax no.: (404) 926-5872.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Manager is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Manager is a Covered Entity or a BHC Act Affiliate of such entity becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon each Manager, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than each Manager, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each Manager, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 18. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK., SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject including, without limitation, all Subject Instruments.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Existing Credit Agreement” means the Agreement dated as of January 9, 2015 among the Company, Wells Fargo Bank, National Association as administrative agent and lender, and the other lenders parties thereto, as amended by the First Amendment dated as of September 10, 2015, the Consent dated as of July 13, 2016, the Second Amendment dated as of November 13, 2017, the Third Amendment dated as of August 21, 2018, the Consent dated as of March 14, 2019, the Fourth Amendment dated as of December 16, 2019, and the Fifth Amendment dated as of Mach 27, 2020, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Existing Indentures” means the Indenture dated as of August 24, 2018 between the Company and U.S. Bank, National Association, as trustee, and the Indenture dated as of April 21, 2020 between the Company and U.S. Bank, National Association, as trustee, as amended, supplemented or restated, if applicable, including any debt securities, pledge agreements, security agreements, mortgages, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to the Managers for use in connection with the offering of the Securities.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreement, the Existing Indentures, and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Managers outside of the United States.

SECTION 22. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Managers, and the Managers represent, warrant and agree that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Managers or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 23. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(c)    The Manager is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Manager, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Manager has advised or is advising the Company on other matters, and the Manager has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(d)    the public offering price of the Securities set forth in this Agreement was not established by the Manager;

(e)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(f)    the Manager has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(g)    it is aware that the Manager and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(h)    it waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Managers and the Company in accordance with its terms.

Very truly yours,

CREE, INC.

By:	/s/ Neill P. Reynolds
Name: Neill P. Reynolds
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Preeti Raghupathi
Authorized Signatory

BMO CAPITAL MARKETS CORP.

By	/s/ Eric Benedict
Authorized Signatory

BOFA SECURITIES INC.

By	/s/ Robert Brass
Authorized Signatory

CANACCORD GENUITY LLC

By	/s/ Daniel Coyne
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Kaushik Banerjee
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Ernie Ruehl
Authorized Signatory

GOLDMAN SACHS & CO. LLC

By	/s/ Kyle Jessen
Authorized Signatory

MORGAN STANLEY & CO. LLC

By	/s/ Jacob Wheeler
Authorized Signatory

TRUIST SECURITIES, INC.

By	/s/ Keith Carpenter
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:                     [                     ]

Cc:                         [`                     ]

To:                         [                     ]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between [●] (the “Company”) and Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc. (each a “Manager” and, collectively, the “Managers”) dated [●], 200[●] (the “Agreement”), I hereby request on behalf of the Company that [●] sell up to [●] shares of the Company’s common stock, par value $[●] per share, at a minimum market price of $[●] per share.

The daily issuance of the above referenced common shares should not represent any more than [●]% of the Company’s average daily trading volume on any given day, and should be issued between [●], 20[●] and [●], 20[●].

Exhibit A

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Wells Fargo Securities, LLC

Billy O’Connell, william.oconnell@wellsfargo.com

Jennifer Lynch, Jennifer.R.Lynch@wellsfargo.com

Josie Callanan, josie.callanan@wellsfargo.com

Beau Bohm, Beau.Bohm@wellsfargo.com

Corinne Bortniker, Corinne.bortniker@wellsfargo.com

Curtis Piece, Curtis.pierce@wellsfargo.com

Madeline Ganey, madeline.ganey@wellsfargo.com

BMO Capital Markets Corp.

Robert Lee, robertalexander.lee@bmo.com, (415) 637-1676

Jeff Vickers, jeff.vickers@bmo.com, (617) 283-4821

Richard Morse, richard.morse@bmo.com, (212) 883-5136

BofA Securities Inc.

Christine Roemer, christine.roemer@bofa.com

Canaccord Genuity LLC

CREEATM@cgf.com, Attn: Jennifer Pardi & Mark Ferriso

Citigroup Global Markets Inc.

Matthew Morris, matthew.t.morris@citi.com

Credit Suisse Securities (USA) LLC

Craig Wiele, craig.wiele@credit-suisse.com, (212) 325-8766

Michael Dicaprio, Michael.dicaprio@credit-suisse.com, (212) 325-2487

Andrea Kapica, andrea.kapica@credit-suisse.com, (212) 325-4034

Adi Kaner, adi.kaner@credit-suisse.com, (212) 325-3589

Goldman Sachs & Co. LLC

Kyle Jessen, kyle.jessen@gs.com

Exhibit B-1

Morgan Stanley & Co. LLC

Charlie Leisure, Charles.Leisure@morganstanley.com

Ashley MacNeill, Ashley.MacNeill@morganstanley.com

Celeste Milner, Celestina.Milner@morganstanley.com

Jacob Wheeler, Jacob.Wheeler@morganstanley.com

Truist Securities, Inc.

Reid Burford, reid.burford@truist.com, (804) 782-8700

Keith Carpenter, keith.carpenter@truist.com, (404) 926-5037

Geoff Fennel, geoff.fennel@truist.com, (404) 926-5832

Cree, Inc.

Neill Reynolds

Karl Steffen

Brad Kohn

Exhibit B-2

EXHIBIT C

COMPENSATION

The Managers shall be paid compensation equal to 2.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

Exhibit C

EXHIBIT D

SUBSIDIARIES OF THE COMPANY

Subsidiaries of Cree, Inc.	Jurisdiction
Cree Hong Kong Limited	Hong Kong

Subsidiaries of Cree Hong Kong Limited	Jurisdiction
Cree Huizhou Solid State Lighting Company Limited	People’s Republic of China

Exhibit D

EXHIBIT E-1

FORM OF OPINION OF COMPANY COUNSEL

Exhibit E-1

EXHIBIT E-2

FORM OF OPINION OF SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

Exhibit E-2

EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected [●], of Cree, Inc. (“Company”), a North Carolina corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement dated February 11, 2021 (the “Agreement”) between the Company and Wells Fargo Securities, LLC, BMO Capital Markets Corp., BofA Securities Inc., Canaccord Genuity LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Truist Securities, Inc. (each a “Manager” and, collectively, the “Managers”), that to the knowledge of the undersigned:

a.

The representations and warranties of the Company in Section 6 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

b.

The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

Exhibit F

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

Exhibit G